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As filed with the Securities and Exchange Commission on November 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Wessex House, 3rd Floor 45 Reid Street Hamilton HM 12 Bermuda (441) 278-9250	National Registered Agents, Inc. 440 9th Avenue, 5th Floor New York, NY 10001 (800) 767-1553
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 20 Horseneck Lane Greenwich, CT 06830 (203) 862-4300	Immanuel Kohn, Esq. Michael A. Becker, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

ARCH CAPITAL GROUP (U.S.) INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1424716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Horseneck Lane Greenwich, CT 06830 (203) 862-4310	CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 20 Horseneck Lane Greenwich, CT 06830 (203) 862-4300	Immanuel Kohn, Esq. Michael A. Becker, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

        Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee

Arch Capital Group Ltd. Common shares, par value U.S. $0.01 per common share (1)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Preference shares, par value U.S. $0.01 per preference share (2)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Unsecured debt securities (3)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Depositary shares (7)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Warrants to purchase common shares	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Warrants to purchase preference shares	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Warrants to purchase debt securities	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Share purchase contracts	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Share purchase units (8)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group (U.S.) Inc. Senior debt securities	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. senior debt securities (9)	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Units consisting of two or more of the above	(4)(5)	(5)(6)	(4)(5)(6)	(6)

Total for sale by registrant	(4)(5)	(5)(6)	$500,000,000(6)	(6)

Common shares offerable by selling shareholders named herein (10)	9,892,594 shares	$35.38	$349,999,975.72(11)	(6)

Total			$849,999,975.72	$68,765.00(6)(12)

(1)
Also includes such presently indeterminate number of Arch Capital Group Ltd. common shares and Arch Capital Group Ltd. common share purchase rights into which certain series of Arch Capital Group Ltd. debt securities and Arch Capital Group Ltd. preference shares may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. common share warrants may be exercised.

(2)
Also includes such presently indeterminate number of Arch Capital Group Ltd. preference shares into which certain series of Arch Capital Group Ltd. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. debt warrants may be exercised.

(3)
Also includes presently indeterminate number of Arch Capital Group Ltd. debt securities for which certain Arch Capital Group Ltd. preference shares may be exchanged and for which no separate consideration will be received.

(4)
There are being registered under this registration statement such indeterminate number of Arch Capital Group Ltd. common shares, such indeterminate number of Arch Capital Group Ltd. preference shares and such indeterminate principal amount of Arch Capital Group Ltd. unsecured debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. If any Arch Capital Group Ltd. debt securities are issued at an original issue discount, then the securities registered shall include such additional Arch Capital Group Ltd. unsecured debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $500,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of Arch Capital Group Ltd. common shares that may be issued in respect of stock splits, stock dividends and similar transactions.

(5)
Pursuant to General Instruction II.D to Form S-3, the amounts to be registered, proposed maximum aggregate offering price per security, proposed maximum aggregate offering price per security and proposed maximum aggregate offering price have been omitted for each class of securities that is offered hereby the registrant.

(6)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of the securities that may be issued rather than the principal offering price of securities that may be issued at a discount.

(7)
To be represented by depositary receipts representing an interest in all or a specified portion of an Arch Capital Group Ltd. common share or Arch Capital Group Ltd. preference share.

(8)
Each Arch Capital Group Ltd. share purchase unit consists of (a) a Arch Capital Group Ltd. common share purchase contract, under which the holder or an Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of an Arch Capital Group Ltd. common shares and (b) a beneficial interest in either Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group (U.S.) senior debt securities, an Arch Capital Group Ltd. preference shares or debt or equity obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units. No separate consideration will be received for the Arch Capital Group Ltd. share purchase contracts or the related beneficial interests.

(9)
No separate consideration will be received for the guarantees.

(10)
Up to an additional aggregate of 9,892,594 of Arch Capital Group Ltd. common shares, may be sold by selling shareholders from time to time pursuant to this registration statement.

(11)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Arch Capital Group Ltd. common stock on the Nasdaq National Market on October 28, 2003.

(12)
Pursuant to Rule 429 and Rule 457(p) under the Securities Act of 1933, the prospectus included as part of this Registration Statement also relates to the remaining $309,387,500 of unsold securities from a maximum offering price of $500,000,000 of securities previously registered on Form S-3 under Registration Statement No. 333-82612 declared effective on March 15, 2002. Of the $46,000 paid as a filing fee for Registration Statement No. 333-82612, $38,982.83 has not been used, and all of the unused $38,982.83 filing fee is being used to offset a portion of the filing fee for the securities being registered hereunder.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
Subject to Completion, November 3, 2003

$500,000,000

Arch Capital Group Ltd.

Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares, Warrants to Purchase Common Shares and Preference Shares, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase Units and 9,892,594 Additional Common Shares Offered by Selling Shareholders

Arch Capital Group (U.S.) Inc.

Senior Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

The following are types of securities that may be offered and sold under this prospectus up to an aggregate initial offering price of $500,000,000:

  •
  Arch Capital Group Ltd. Common shares

  •
  Arch Capital Group Ltd. Preference shares

  •
  Arch Capital Group Ltd. Unsecured debt securities

  •
  Arch Capital Group Ltd. Depositary shares representing preference shares, common shares or debt securities

  •
  Arch Capital Group Ltd. Warrants to purchase common shares, preference shares or debt securities

  •
  Arch Capital Group Ltd. Share purchase contracts and share purchase units

  •
  Arch Capital Group (U.S.) Inc. Senior debt securities

In addition, this prospectus also covers one or more selling shareholders who may resell up to an aggregate of 9,892,594 of Arch Capital Group Ltd. common shares that they own in one or more offerings.

A prospectus supplement, which must accompany this prospectus, will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the selling shareholders are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

• Aggregate principal amount • Issue price • Denomination • Currency or composite currency • Maturity • Interest rate • Dividend rate	• Sinking fund terms • Ranking • Redemption terms • Conversion terms • Listing on a securities exchange • Amount payable at maturity • Liquidation preference

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you through agents which Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the selling shareholders may elect, or through underwriters and dealers which Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the selling shareholders may select. Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., the selling shareholders and their agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the selling shareholders use agents, underwriters or dealers to sell the securities, Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and/or the selling shareholders, as applicable, will name them and describe their compensation in a prospectus supplement.

Arch Capital Group Ltd. common shares are traded on the Nasdaq National Market under the symbol "ACGL." The closing price of Arch Capital Group Ltd. common shares was $36.50 per share on October 31, 2003.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 5.

                               , 2003

-i-

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, relating to:

  (1)
  Arch Capital Group Ltd. common shares, preference shares, debt securities, depositary shares, warrants to purchase common shares, preference shares and debt securities and share purchase contracts and share purchase units;

  (2)
  Arch Capital Group (U.S.) Inc.'s senior debt securities; and

  (3)
  sales by one or more selling shareholders of up to 9,892,594 of Arch Capital common shares.

        Under this shelf process, Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc. may sell the securities described in this prospectus in one or more offerings for up to an aggregate initial offering price of $500,000,000, and the selling shareholders may resell up to an additional aggregate of 9,892,594 of Arch Capital Group Ltd. common shares that they own in one or more offerings. This prospectus provides you with a general description of the securities that Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and the selling shareholders may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. or the selling shareholders and the offered securities, please refer to the registration statement. Each time Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. or the selling shareholders sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus; provided, that such information does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, "we," "us" and "our" refer to Arch Capital Group Ltd. and its subsidiaries, and do not include or refer to the selling shareholders. "Arch Capital" refers to Arch Capital Group Ltd. and not any of its subsidiaries and "Arch US" refers to Arch Capital Group (U.S.) Inc.

        We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We and Arch US have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement of Form S-3 (herein, together with all amendments and exhibits, referred to as the "registration statement") relating to the offered securities.

Arch Capital

        Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Arch Capital. You can inspect and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza,

Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W. Washington, D.C. 20006.

Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. is not currently subject to the information reporting requirements of the Exchange Act. Arch Capital Group (U.S.) Inc. is a wholly owned subsidiary of Arch Capital. Any future issuances of debt securities of Arch Capital Group (U.S.) Inc. will be, fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital. See "Description of Arch Capital Group (U.S.) Inc. Senior Debt Securities."

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows Arch Capital to "incorporate by reference" information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this prospectus, except to the extent that the information is superseded by information in this prospectus. This prospectus incorporates by reference the following:

  •
  Annual report on Form 10-K for the year ended December 31, 2002.

  •
  Quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

  •
  Current reports on Form 8-K filed on August 5, 2003 and August 29, 2003.

  •
  Proxy statement on Schedule 14A for our annual meeting of shareholders held on May 21, 2003 (other than the sections entitled "Election of Directors — Report of the Compensation Committee of the Board of Directors," — Performance Graph," "Report of the Audit Committee of the Board of Directors" and "Ratification of Selection of Independent Accountants — Principal Accountant Fees and Services").

  •
  The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or Arch Capital's and Arch US's constitutional documents, you should call or write to Arch Capital Group Ltd., Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda, Attention: Secretary (telephone (441) 278-9250). Arch Capital will provide these documents, without charge, by first class mail.

        None of Arch Capital, Arch US or the selling shareholders have authorized anyone to give any information or make any representation about Arch Capital, Arch US or the selling shareholders that is different from, or in addition to, that contained in this prospectus or in any of the materials that Arch Capital, Arch US or the selling shareholders have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus or any other written or oral statements made by or on behalf of us may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or their negative or variations or similar terminology.

        Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below, elsewhere in this prospectus and in our periodic reports filed with the SEC, and include:

  •
  our ability to successfully implement our business strategy, as described herein;

  •
  acceptance of our products and services and security by brokers and our insureds and reinsureds;

  •
  acceptance of our business strategy, security and financial condition by rating agencies and regulators;

  •
  general economic and market conditions (including inflation, interest rates and foreign currency exchange rates) and conditions specific to the reinsurance and insurance markets in which we operate;

  •
  competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

  •
  our ability to successfully integrate new management and operating personnel and to establish and maintain operating procedures to effectively support our underwriting initiatives and to develop accurate actuarial, financial and other data and develop and implement actuarial, models and procedures;

  •
  the loss of key personnel;

  •
  the integration of businesses we have acquired or may acquire into our existing operations;

  •
  estimates and judgments, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies and litigation, for a relatively new insurance and reinsurance company, like our company, are even more difficult to make than those made in a mature company since very limited historical information has been reported to us through September 30, 2003;

  •
  greater than expected loss ratios on business written by us and adverse development on reserves for losses and loss adjustment expenses related to business written by us;

  •
  severity and/or frequency of losses;

  •
  claims for natural or man-made catastrophic events in our insurance or reinsurance business could cause large losses and substantial volatility in our results of operations;

  •
  acts of terrorism, political unrest and other hostilities or other unforecasted and unpredictable events;

  •
  losses relating to aviation business and business produced by a certain managing underwriting agency for which we may be liable to the purchaser of our prior reinsurance business or to others in connection with the May 5, 2000 asset sale;

  •
  availability to us of reinsurance to manage our gross and net exposures and the cost of such reinsurance;

  •
  the failure of reinsurers, managing general agents or others to meet their obligations to us;

  •
  the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

  •
  changes in accounting principles or the application of such principles by accounting firms or regulators;

  •
  statutory or regulatory developments, including as to tax policy and matters and insurance and other regulatory matters (such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers); and

  •
  rating agency policies and practices.

        In addition, other general factors could affect our results, including: (a) developments in the world's financial and capital markets and our access to such markets; (b) changes in regulation or tax laws applicable to us, our subsidiaries, brokers or customers; and (c) the effects of business disruption or economic contraction due to terrorism or other hostilities.

        All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors that should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ARCH CAPITAL GROUP LTD.

        Arch Capital Group Ltd., a Bermuda-based company with over $1.6 billion in equity capital, provides insurance and reinsurance on a worldwide basis through its wholly-owned subsidiaries. While Arch Capital is positioned to provide a full range of property and casualty insurance and reinsurance lines, it focuses on writing specialty lines of insurance and reinsurance.

        Our principal executive office is located at Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda (telephone number: (441) 278-9250). Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.bm. The information on our website is not a part of this prospectus and is not incorporated by reference herein.

        You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

ARCH CAPITAL GROUP (U.S.) INC.

        Arch Capital Group (U.S.) Inc. is a Delaware corporation. Arch US is a wholly owned subsidiary of Arch Capital. Arch US is a holding company for the U.S. based insurance and reinsurance operations of Arch Capital. Its principal executive office is located at 20 Horseneck Lane, Greenwich, Connecticut (telephone number: (203) 862-4310).

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus;

  •
  information contained in or incorporated by reference into any prospectus supplements relating to specific offerings of securities; and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

USE OF PROCEEDS

        Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

        We will not receive any of the proceeds from the sale of Arch Capital common shares by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

        Because Arch Capital has, and for the previous five fiscal years has had no registered debt and no interest bearing preference shares, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference share dividends are not applicable.

        Because Arch US has, and for the previous five fiscal years has had no registered debt, the ratio of earnings to fixed charges is not applicable.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

        Arch Capital may offer from time to time under this prospectus, separately or together:

  •
  common shares,

  •
  preference shares,

  •
  unsecured senior or subordinated debt securities,

  •
  depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares,

  •
  warrants to purchase common shares or preference shares,

  •
  warrants to purchase debt securities,

  •
  share purchase contracts to purchase common shares, and

  •
  share purchase units, each representing ownership of a share purchase contract and, as security for the holder's obligation to purchase common shares under the share purchase contract, any of debt obligations of third parties, including U.S. Treasury securities.

        Arch Capital Group (U.S.) Inc. may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

        Arch Capital Group Ltd. and/or Arch Capital Group (U.S.) Inc. may sell the securities described in this prospectus in one or more offerings for up to an aggregate initial offering price of $500,000,000, and the selling shareholders may resell up to an additional 9,892,594 common shares of Arch Capital Group Ltd. that they own in one or more offerings.

        References to "Arch Capital," "we," "our" or "us" in "Description of Arch Capital Common Shares," "Description of Arch Capital Preference Shares," "Description of Arch Capital Debt Securities," "Description of Arch Capital Depositary Shares," "Description of Arch Capital Warrants to Purchase Common Shares or Preference Shares," "Description of Arch Capital Warrants to Purchase Debt Securities," "Description of Arch Capital Share Purchase Contracts and the Share Purchase Units," and "Selling Shareholders," refer solely to Arch Capital Group Ltd. and not its subsidiaries.

DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL

        The authorized share capital of Arch Capital consists of 200,000,000 common shares, par value U.S.$0.01 per share, and 50,000,000 preference shares, par value U.S.$0.01 per share. As of September 30, 2003, there were 28,137,786 common shares outstanding and 38,844,665 preference shares outstanding. All issued and outstanding shares are fully paid and non-assessable.

DESCRIPTION OF ARCH CAPITAL COMMON SHARES

General

        The following description of our common shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum of Association.

        Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of the company, the holders of common shares are entitled to share equally and ratably in the assets of the company, if any, remaining after the payment of all debts and liabilities of the company and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The board is permitted to authorize the issuance of additional common shares.

        Issuances of common shares are subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems the stock of the company may then be quoted or listed.

        American Stock Transfer & Trust Company is the transfer agent and registrar of our common shares.

Voting Limitation

        Under our bye-laws, if the votes conferred by our shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the "Code") by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

        There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares, including shares held by private equity investment funds affiliated with Warburg Pincus LLC ("Warburg Pincus funds") and Hellman & Friedman LLC ("Hellman & Friedman funds"), that may be attributed to that person under the Code.

        Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred by the shares of any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all our shares entitled to vote generally at an election of directors.

        In order to implement bye-law 45, we will assume that all shareholders (other than the Warburg Pincus funds and the Hellman & Friedman funds) are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

        Material U.S. federal income tax considerations pertaining to an investment in our common shares will be described in the applicable prospectus supplement.

        The description of the common shares contained in our registration statement on Form 8-A filed on November 7, 2000 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description is incorporated by reference herein.

DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES

General

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our Memorandum of Association and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement.

        Our bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which shall be subject to the limita-

tions described below under "Description of Arch Capital Common Shares — Voting Limitation"), redemption, conversion rights and otherwise.

        Issuances of preference shares are subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems the stock of the company may then be quoted or listed. Depending upon the terms of preference shares established by our board of directors, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.

Terms

        The terms of each series of preference shares will be described in any prospectus supplement related to such series of preference shares.

        The board of directors in approving the issuance of a series of preference shares has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

  •
  The number of shares constituting that series and the distinctive designation of that series;

  •
  The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  The voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

  •
  The conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board shall determine;

  •
  Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  Any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

  •
  The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch Capital or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

  •
  The rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  Any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

        Material U.S. federal income tax considerations pertaining to an investment in our preference shares will be described in the applicable prospectus supplement.

Non-U.S. Currency

        If the purchase price of any preference shares is payable in a currency other than U.S. dollars, the specific terms with respect to such preference shares and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

        The debt securities will be our unsecured obligations.

        The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

        The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called " — Ranking of Debt Securities" below.

        The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

  (1)
  the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

  (2)
  the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

  (3)
  the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preference shares or the method by which any such portion shall be determined;

  (4)
  if convertible into common shares or preference shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preference shares for purposes of conversion;

  (5)
  the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

  (6)
  the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

  (7)
  the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

  (9)
  the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

  (11)
  if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

  (13)
  whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

  (14)
  provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

  (15)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

  (16)
  whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

  (17)
  the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

  (18)
  if exchangeable into another series of debt securities of Arch Capital, the terms on which such debt securities are exchangeable; and

  (19)
  any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

        The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

        If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

        Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protections against transactions involving us, including a highly leveraged transaction involving is or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

        The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

  •
  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

  •
  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to all Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

Merger, Amalgamation, Consolidation or Sale of Assets

        We may not (1) consolidate or amalgamate with or merge into any other person (other than a subsidiary) or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person (other than a subsidiary) to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us unless:

  •
  in the case of (1) and (2) above, if we are not the surviving person, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture, and

  •
  in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Ranking of Debt Securities

General

        We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, because we are a holding company holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior debt securities

        The senior debt securities will be our unsecured unsubordinated obligations and will:

  •
  rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

  •
  be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

  •
  be effectively subordinated to all of our subsidiaries' indebtedness.

        Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of our subsidiaries.

Subordinated debt securities

        The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

        If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

        If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

  (1)
  make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

  (2)
  acquire any of the subordinated debt securities for cash, property or otherwise.

        Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

        The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

        "senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

  (1)
  the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

  (2)
  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (3)
  all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  (4)
  all obligations of the type referred to in clauses (1) through (3) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

  (5)
  all obligations of the type referred to in clauses (1) through (4) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us) and

  (6)
  any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (5) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

        Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

        Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

        In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

  (1)
  by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

  (2)
  after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

  (a)
  in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

  (b)
  in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

  (1)
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

  (2)
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

  (3)
  we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

        In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

  (1)
  change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

  (2)
  reduce the principal amount of, or the rate of interest on, the debt securities;

  (3)
  change the currency of payment of principal of or interest on the debt securities;

  (4)
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  (5)
  reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

  (6)
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

  (7)
  in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

  (8)
  in the case of any convertible debt securities, adversely affect the right to convert the debt securities into common shares or preference shares in accordance with the provisions of the applicable indenture.

        Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

  (1)
  without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

  (2)
  only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

        We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect.

  •
  to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  •
  to provide any security for or guarantees of such debt securities;

  •
  to add events of default with respect to such debt securities;

  •
  to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

  •
  to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

        The following events are "events of default" with respect to any series of debt securities issued thereunder:

  (1)
  failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

  (2)
  failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

  (3)
  certain events of bankruptcy, insolvency or reorganization with respect to us.

        Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

        The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

        In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities of any series will be convertible into common shares or preference shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

        Subject to the terms of the applicable indenture, the trustee for each series of debt securities will be named in the prospectus supplement relating to each issuance of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

        In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. "Global Securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

        The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

        All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES

General

        We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

        The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

        Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

        The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

General

        We may issue common share warrants or preference share warrants independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities. Each series of share warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of share warrant certificates or beneficial owners of share warrants.

        The following summaries of certain provisions of the warrant agreement and share warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable share warrant certificate representing, the applicable series of common share warrants or preference share warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Share warrants for the purchase of common shares or preference shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of share warrants offered hereby, including:

  (1)
  the offering price;

  (2)
  the number of common shares or preference shares purchasable upon exercise of each such common share warrant or preference share warrant and the price at which such number of common shares or preference shares may be purchased upon such exercise;

  (3)
  the date on which the right to exercise such share warrants shall commence and the date on which such right shall expire; and

  (4)
  any other terms of such share warrants.

Exercise of Share Warrants

        Each share warrant will entitle the holder thereof to purchase such common shares or preference shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered share warrants. After the close of business on the expiration date of each share warrant or such later date to which such expiration date may be extended by us, unexercised share warrants will become void.

        Share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares or preference shares purchasable upon such exercise, together with certain information set forth on the reverse side of the share warrant certificate. Upon receipt of such payment and the share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares or preference shares purchasable upon such exercise. If fewer than all of the share warrants represented by such share certificate are exercised, a new share warrant certificate will be issued for the remaining amount of share warrants.

Amendments and Supplements to Warrant Agreement

        The warrant agreement for a series of share warrants may be amended or supplemented without the consent of the holders of the share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the share warrants and that do not adversely affect the interests of the holders of the share warrants.

Anti-dilution and Other Provisions

        Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares or preference shares covered by, each share warrant is subject to adjustment in certain events, including:

  (1)
  the issuance of common shares or preference shares as a dividend or distribution on the common shares or preference shares;

  (2)
  certain subdivisions and combinations of the common shares or preference shares;

  (3)
  the issuance to all holders of common shares or preference shares of certain rights or warrants entitling them to subscribe for or purchase common shares or preference shares, at less than the current market value, as defined in the applicable warrant agreement for such series of share warrants; and

  (4)
  the distribution to all holders of common shares or preference shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

        No adjustment in the exercise price of, and the number of shares covered by, the share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares or preference shares covered by, a share warrant will not be adjusted for the issuance of common shares or preference shares or any securities convertible into or exchangeable for common shares or preference shares, or securities carrying the right to purchase any of the foregoing.

        In the case of:

  (1)
  a reclassification or change of the common shares or preference shares;

  (2)
  certain consolidation or merger events involving us; or

  (3)
  a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common shares or preference shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the share warrants then outstanding will be entitled thereafter to convert such share warrants into the kind and amount of common shares, preference shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES

General

        We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

        The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

        The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Debt warrants for the purchase of common shares or preference shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

        An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants offered hereby, including:

  (1)
  the offering price;

  (2)
  the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

  (3)
  the date on which the right to exercise such share warrants shall commence and the date on which such right shall expire; and

  (4)
  any other terms of such share warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Amendments and Supplements to Warrant Agreement

        The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.

DESCRIPTION OF ARCH CAPITAL
SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        Arch Capital may issue share purchase contracts, representing contracts obligating holders to purchase from Arch Capital, and obligating Arch Capital to sell to the holders, or holders to sell to Arch Capital and Arch Capital to purchase from the holders, a fixed or varying number of common shares at a future date or dates. The price per common share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

  (1)
  debt securities of Arch Capital (which may be senior or subordinated);

  (2)
  senior debt securities of Arch Capital Group (U.S.) Inc., fully and unconditionally guaranteed by Arch Capital;

  (3)
  preference shares of Arch Capital; or

  (4)
  debt or equity obligations of third parties, including U.S. Treasury securities.

        The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, common shares or the share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell common shares to Arch Capital.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. SENIOR DEBT SECURITIES

General

        In this section, references to "Arch US," "we," "our" or "us" refer solely to Arch Capital Group (U.S.) Inc.

        Arch Capital Group (U.S.) Inc. may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant a senior indenture between us and a trustee qualified under the Trust Indenture Act. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an "indenture." The indenture will be subject to and governed by the Trust Indenture Act. The form of such indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments and supplements as may be adopted from time to time. The aggregate principal amount of senior debt securities which may be issued under the indenture will be unlimited and the indenture will set forth the specific terms of any series of senior debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

        The statements made below relating to the senior debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering of the securities offered.

Terms

        The senior debt securities will be the direct, unsecured and unsubordinated obligations of Arch Capital Group (U.S.) Inc. and will be fully and unconditionally guaranteed by Arch Capital Group Ltd., the guarantor. The senior debt securities will rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness.

        The senior debt securities will rank equal in right of payment with all Arch US's other unsecured and unsubordinated indebtedness.

        The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

  (1)
  the title of such senior debt securities;

  (2)
  the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

  (3)
  the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such senior debt securities that is convertible into Arch Capital's common shares or Arch Capital's preference shares or the method by which any such portion shall be determined;

  (4)
  if convertible into Arch Capital's common shares or Arch Capital's preference shares, the terms on which such senior debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital common shares or Arch Capital preference shares for purposes of conversion;

  (5)
  the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

  (6)
  the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including, if applicable, that such senior debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of Arch Capital's common shares below certain levels for a minimum period of time);

  (7)
  the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Arch US in respect of such senior debt securities and the applicable indenture may be served;

  (9)
  the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at Arch US's option;

  (10)
  Arch US's obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

  (11)
  if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

  (13)
  whether the principal of or interest, if any, on the senior debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

  (14)
  provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

  (15)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to senior debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

  (16)
  whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may ex-

    change such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

  (17)
  the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the senior debt securities of the series; and

  (18)
  any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

        The senior debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for any securities other than Arch Capital's common shares or Arch Capital's preference shares.

        If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than th e entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

        Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

        Arch US will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

        The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

        Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

  •
  will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

  •
  may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

        No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

        Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

Guarantee

        Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital Group Ltd. The guarantee will be a direct obligation of Arch Capital Group Ltd. ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of Arch Capital Group Ltd. other than obligations preferred by law.

Merger, Amalgamation, Consolidation or Sale of Assets

        Arch Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or Arch Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us or Arch Capital unless:

  •
  in the case of (1) and (2) above, if we are not the surviving person, the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal amount of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior notes, and

  •
  in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of us, Arch Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transactions as having been incurred by is, Arch Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Ranking of Senior Debt Securities

General

        The senior debt securities will be the direct, unsecured and unsubordinated obligations of Arch Capital Group (U.S.) Inc. and will be fully and unconditionally guaranteed by Arch Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of Arch US's other unsecured and unsubordinated indebtedness.

        Arch Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries will be the principal source of funds necessary to meet its debt service obligations. Contractual provisions or laws, as well as its subsidiaries' financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay our debt service obligations. In addition, because we are a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of Arch Capital's subsidiaries on their assets and earnings.

        Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limi-

tations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of Arch Capital's subsidiaries.

Discharge and Defeasance

        Under the terms of the applicable senior indenture, Arch US will be discharged from any and all obligations in respect of the senior debt securities of any series and Arch Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

  (1)
  Arch US delivers all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such senior debt securities and the indenture with respect to such series; or

  (2)
  such senior debt securities either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) and Arch US or Arch Capital deposits with the senior debt securities trustee, in trust:

  (a)
  in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

  (b)
  in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

        In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and Arch Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by Arch Capital ("defeasance") or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities ("covenant defeasance"):

  (1)
  by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by it under such senior debt securities and the indenture with respect to such series;

  (2)
  by delivering to the trustee an officer's certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

  (3)
  after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

  (a)
  in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

  (b)
  in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

        Such a trust may only be established if, among other things:

  (1)
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we or Arch Capital, as the case may be, are a party or by which we or Arch Capital is bound;

  (2)
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or Arch Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

  (3)
  we and Arch Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and Arch Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

        In the event we or Arch Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

        Arch US and Arch Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by Arch Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

  (1)
  change the stated maturity of the principal of or any installment of interest with respect to the senior debt securities;

  (2)
  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any senior debt securities;

  (3)
  change the currency of payment of principal of or interest on the senior debt securities;

  (4)
  change the redemption provisions of any securities in any manner adverse to the holders of such securities;

  (5)
  impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

  (6)
  reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

  (7)
  modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default;

  (8)
  waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holders of any senior debt securities offered thereby;

  (9)
  in the case of any convertible senior debt securities, adversely affect the right to convert the senior debt securities in accordance with the provisions of the applicable indenture;

  (10)
  release Arch Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

  (11)
  modify or change any provision of this Indenture or the related definitions affecting the ranking of the senior debt securities or the related guarantees in a manner which adversely the holders of the senior debt securities; or

  (12)
  change the obligation to pay additional amounts with respect to any senior debt security.

        Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and Arch Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

  (1)
  without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

  (2)
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

        We, Arch Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to make any change that does not, in the good faith opinion of the board of directors of us, Arch Capital and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect.

  •
  to provide for the assumption of our or Arch Capital's obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

  •
  to provide any security for or additional guarantees of such senior debt securities;

  •
  to add events of default with respect to such senior debt securities;

  •
  to add covenants of ours or Arch Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or Arch Capital have under the applicable indenture;

  •
  to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our or Arch Capital's board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

  •
  to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior securities and guarantees;

  •
  to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  •
  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

  •
  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

        The following events are "events of default" with respect to any series of senior debt securities issued thereunder:

  (1)
  failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

  (2)
  failure by us or Arch Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of senior debt securities or guarantees) for 60 days after notice;

  (3)
  certain events of bankruptcy, insolvency or reorganization with respect to us or Arch Capital; and

  (4)
  the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or Arch Capital denies its liability under such guarantees (other than by reason of release of Arch Capital in accordance with the terms of the applicable indenture).

        Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

        The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

        In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

        In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

        Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

        No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the senior debt securities of any series will be convertible into Arch Capital's common shares or Arch Capital's preference shares or upon which the senior debt securities of any series will be exchangeable into another series of senior debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of senior debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of senior debt securities.

The Trustee

        The trustee for each series of senior debt securities will be named in the prospectus supplement relating to each issuance of senior debt securities. The indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

        Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

        In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

        The indentures and the senior debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

        We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary's book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

        The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

        We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, Arch Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of senior debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed to be determined by lot. None of us, Arch Capital or the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

        None of us, Arch Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such senior debt securities, determine not to have any of such senior debt securities represented by one or more global securities and in such event we will issue individual senior debt securities in exchange for the global security or securities representing such senior debt securities. Individual senior debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

        All moneys paid by us or Arch Capital to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or Arch Capital, as the case may be, and the holder of such debt security thereafter may look only to us for payment thereof.

SELLING SHAREHOLDERS

        The selling shareholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of an additional 9,892,594 Arch Capital common shares. The table below sets forth, as of September 30, 2003, the number of Arch Capital common shares that each selling shareholder beneficially owns and the number of such shares being registered for sale by such selling shareholder under this prospectus. The percentage of outstanding common shares beneficially owned before the offering is based on 28,137,786 of our common shares outstanding as of September 30, 2003 and is calculated in accordance with Rule 13d-3 under the Exchange Act. The percentage of outstanding common shares beneficially owned after the offering assumes that all of the common shares offered by the selling shareholders under the prospectus have been sold. Except as disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

        The term "selling shareholders," as used in this prospectus, includes the holder listed below and its transferees, pledges, distributees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling shareholders may sell, transfer or otherwise dispose of some or all of their common shares, including common shares and other securities of Arch Capital not covered by this prospectus, in transactions exempt from the registration requirements of the Securities Act of 1933, including in open-market transactions in reliance on Rule 144 under the Securities Act. We will update, amend or supplement this prospectus from time to time to update the disclosure in this section as may be required.

        All expenses incurred with the registration of Arch Capital common shares owned by the selling shareholders will be borne by us; provided that we will not be obligated to pay any underwriting fees, discounts or commissions in connection with such registration.

        The selling shareholders may from time to time on one or more occasions offer and sell any or all of their common shares that are registered under this prospectus. The registration of the selling shareholders' common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.

Name	Shares Owned Prior to Offering	Percentage of Outstanding Shares Owned Prior to Offering	Maximum Number of Shares Owned and/or Subject to Outstanding Options Which May Be Offered Hereby	Shares Owned After Offering*	Percentage of Outstanding Shares Owned After Offering*
Warburg Pincus c/o 466 Lexington Avenue New York, New York 10017	22,910,478(1)	46.7%	5,241,838	17,668,640	36.0%
H&F Corporate Investors IV (Bermuda), Ltd. c/o A.S.&K. Services Ltd. 41 Cedar Avenue Hamilton HM 12 Bermuda	14,348,044(2)	35.1%	3,282,783	11,065,261	27.1%
Insurance Private Equity Investors, L.L.C. 3003 Summer Street Stamford, CT 06905	2,828,454(3)	9.2%	647,141	2,181,313	7.1%
Orbital Holdings, Ltd. c/o GE Capital 120 Long Ridge Road Stamford, CT 06927	565,690(4)	2.0%	129,428	436,262	1.5%
Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111	424,800(5)	1.5%	97,193	327,607	1.1%
Farallon Partners, L.L.C. c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 1325 San Francisco, CA 94111	1,779,225(6)	6.0%	407,080	1,372,145	4.7%
Robert Clements	1,770,931(7)	6.2%	49,755	1,721,176	6.0%
Peter A. Appel	886,015(8)	3.1%	12,130	873,885	3.0%
John Clements	59,255(9)	**	6,348	52,907	**
Jeffrey Clements	56,810(9)	**	6,031	50,779	**
Benjamin Clements	57,734(9)	**	6,151	51,583	**
Paula Clements Sager	62,086(9)	**	6,716	55,370	**

* The registration of the selling shareholders' common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.
** Denotes beneficial ownership of less than 1.0%.

(1)
The security holders are Warburg Pincus (Bermuda) Private Equity VIII, L.P. ("WP VIII Bermuda"), Warburg Pincus (Bermuda) International Partners, L.P. ("WPIP Bermuda"), Warburg Pincus Netherlands International Partners I, C.V. ("WPIP Netherlands I") and Warburg Pincus Netherlands International Partners II, C.V. ("WPIP Netherlands II"). Warburg Pincus (Bermuda) Private Equity Ltd. ("WP VIII Bermuda Ltd.") is the sole general partner of WP VIII Bermuda. Warburg Pincus (Bermuda) International Ltd. ("WPIP Bermuda Ltd.") is the sole general partner of WPIP Bermuda. Warburg, Pincus & Co. ("WP") is the sole general partner of WPIP Netherlands I and WPIP Netherlands II. WP VIII Bermuda, WPIP Bermuda, WPIP Netherlands I and WPIP Netherlands II are managed by Warburg Pincus LLC ("WP

  LLC"). The foregoing is based on a Schedule 13D dated December 18, 2002 and filed with the SEC by these entities. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement, dated as of October 24, 2001, between Arch Capital and the purchasers party thereto, conformed to reflect amendments dated as of November 20, 2001, January 3, 2002, March 15, 2002 and January 20, 2003 (the "Subscription Agreement").

(2)
The security holders are HFCP IV (Bermuda), L.P. ("HFCP IV Bermuda"), H&F International Partners IV-A (Bermuda), L.P. ("HFIP IV-A Bermuda"), H&F International Partners IV-B (Bermuda), L.P. ("HFIP IV-B Bermuda") and H&F Executive Fund IV (Bermuda), L.P. ("HFEF Bermuda," and together with HFCP IV Bermuda, HFIP IV-A Bermuda and HFIP IV-B Bermuda, the "H&F Funds"). H&F Investors IV (Bermuda), L.P. ("HFI IV Bermuda") is the sole general partner of the H&F Funds. H&F Corporate Investors IV (Bermuda) Ltd. ("HFCI Bermuda") is the sole general partner of HFI IV Bermuda. HFI IV Bermuda may be deemed to control the H&F Funds. The foregoing is based on a Schedule 13D and a Form 4 dated March 3, 2003 and December 18, 2002, respectively, and filed with the SEC. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement.

(3)
Insurance Private Equity Investors, L.L.C. ("Insurance") is a wholly owned subsidiary of General Electric Pension Trust ("GEPT"), which is an employee benefit plan for the benefit of employees of General Electric Company ("GE"). GE Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of GE, acts as manager of Insurance and as investment manager of GEPT. Insurance, GEPT and GEAM may be deemed to share beneficial ownership. Based on a Schedule 13D dated February 24, 2003 and filed with the SEC by these entities. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement.

(4)
Orbital Holdings, Ltd. is an indirect wholly owned subsidiary of GE, as to which Insurance, GEPT and GEAM disclaim beneficial ownership. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement.

(5)
The security holder is Farallon Capital Offshore Investors, Inc. ("FCO"), which is managed by Farallon Capital Management, L.L.C. ("FCM"). FCM may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by FCO. As managing members of FCM, David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Derek C. Schrier and Mark C. Wehrly and, as senior managing member of FCM, Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by FCO. FCM, each of its managing members and its senior managing member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The foregoing is based on a Schedule 13D filed with the SEC on September 6, 2002. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement.

(6)
The security holders are Farallon Capital Partners, L.P. ("FCP"), Farallon Capital Institutional Partners II, L.P. ("FCIP II"), Farallon Capital Institutional Partners III, L.P. ("FCIP II"), Tinicum Partners, L.P. ("Tinicum") and RR Capital Partners, L.P. ("RR" and together with FCP, FCIP II, FCIP III and Tinicum, the "Farallon Partnerships"). Farallon Partners, L.L.C. ("FP") is the general partner of the Farallon Partnerships. FP may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As managing members of FP, David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Derek C. Schrier and Mark C. Wehrly and, as senior managing member of FP, Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. FP, each of its managing members and its senior managing member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The foregoing is based on a Schedule 13D filed with the SEC on September 6, 2002. Amounts include common shares issuable upon conversion of preference shares issued under the Subscription Agreement.

(7)
Amounts include (a) 1,139,083 common shares, 32,198 common shares issuable upon exercise of class B warrants and 107,125 common shares issuable upon exercise of currently exercisable options owned directly by Mr. Clements, (b) 263,046 common shares and 18,698 common shares issuable upon exercise of class B warrants owned directly by the spouse of Mr. Clements, (c) 48,512 common shares and 56,302 common shares issuable upon exercise of class B warrants owned by a grantor retained annuity trust established for the benefit of the children of Mr. Clements and (d) 2,725 common shares acquired from the exercise of class A warrants and 103,242 series A convertible preference shares ("preference shares") acquired directly by Sound View Partners, L.P. ("Sound View") as part of the November 2001 capital infusion. Sound View is a limited partnership, the general partners of which are Mr. Clements and his spouse. Taracay Investors ("Taracay") owns approximately 50% of Sound View. Taracay is a general partnership, the general partners of which consist of Mr. Clements and members of his family and the managing partner of which is Mr. Clements. Mr. Clements disclaims beneficial ownership of (a) all securities owned directly by his spouse, (b) approximately 97% of the securities owned directly by Taracay, which represents the ownership percentage of Taracay by Taracay partners other than Mr. Clements, and (c) approximately 98% of the securities directly owned by Sound View, which represents the ownership percentage of Sound View by Sound View partners other than Mr. Clements, but excluding that portion of Sound View held by Taracay to the extent of Mr. Clements' ownership of Taracay as stated herein. Of the 49,755 shares owned or subject to outstanding options which may be offered hereby, 24,245 are directly beneficially owned by Sound View and 25,510 are directly beneficially owned by Mr. Clements. Mr. Clements is Chairman of Arch Capital's board of directors.

(8)
Amounts include (a) 146,187 common shares owned directly by Mr. Appel, (b) 688,207 common shares issuable upon exercise of currently exercisable stock options and (c) 51,621 common shares issuable upon conversion of preference shares. Mr. Appel is a director of our company, and from May 2000 until July 2003, he served as the President and Chief Executive Officer of Arch Capital.

(9)
Amounts include shares held by such person as well as members of his or her family.

PLAN OF DISTRIBUTION

        Arch Capital may sell its common shares, preference shares, debt securities, depositary shares, warrants to purchase common shares or preference shares, warrants to purchase debt securities, share purchase contracts and share purchase units, Arch US may sell its senior debt securities and each selling shareholder may sell any or all of the Arch Capital common shares owned by such selling shareholder, through underwriters, agents, dealers, or directly without the use of any underwriter, agent or dealer to one or more purchasers. Arch Capital, Arch US and each selling shareholders may distribute these securities from time to time in one or more transactions, including, but not limited to, block transactions, privately negotiated transactions, transactions on The Nasdaq National Market or any other organized market where the securities may be traded, through the writing of options on securities, short sales or any combination of these methods. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. Each selling shareholder will act independently of Arch Capital and Arch US in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling shareholders' common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.

        In addition, we and the selling shareholders may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us, the selling shareholders or others to settle such sales and may use securities received from us to close out any related short positions. We and the selling shareholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        Selling shareholders may also resell all or a portion of the securities covered by this prospectus and other Arch Capital securities held by the selling shareholders in reliance upon Rule 144 under the Securities Act and other applicable exemption from registration under the Securities Act, including pursuant to written trading plans designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, provided that they meet the criteria and conform to the requirements of Rule 144 or such other exemption.

        The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

  •
  the identity of any underwriters, dealers or agents who purchase securities, as required;

  •
  the amount of securities sold, the public offering price and consideration paid, and the proceeds Arch Capital, Arch US and/or the selling shareholders will receive from that sale;

  •
  whether or not the securities will trade on any securities exchanges or The Nasdaq National Market;

  •
  the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

  •
  any other material terms of the distribution of securities.

Upon receipt of notice from the selling shareholders, Arch Capital will file any amendment or prospectus supplement that may be required in connection with any sale by a selling shareholder.

        Arch Capital, Arch US and/or the selling shareholders may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, Arch Capital, Arch US and/or the selling shareholders will execute an underwriting agreement with those underwriters relating to the securities that Arch Capital,

Arch US and/or the selling shareholders will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if they are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

        Arch Capital, Arch US and/or the selling shareholders may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from Arch Capital, Arch US and/or the selling shareholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If Arch Capital, Arch US and/or the selling shareholders sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        Underwriters may sell these securities to or through dealers. Alternatively, Arch Capital, Arch US and/or the selling shareholders may sell the securities in this offering to one or more dealers, who would act as a principal or principals. Dealers may resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

        Arch Capital, Arch US and/or the selling shareholders may also sell the securities offered with this prospectus through other agents designated by them from time to time. Arch Capital and Arch US will identify any agent involved in the offer and sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by Arch Capital, Arch US and/or the selling shareholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

        In connection with the sale of securities offered by this prospectus or otherwise, the selling shareholders may enter into hedging transactions with brokers, dealers or other financial institutions relating to Arch Capital securities. In connection with such hedging transactions, such brokers, dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions that they assume from such selling shareholders. These hedging transactions may require or permit the selling shareholders to deliver the shares to such brokers, dealers or other financial institutions to settle such hedging transactions. The selling shareholder may also sell Arch Capital securities short and deliver securities covered by this prospectus to close out such short position, subject to Section 16(c) of the Securities Exchange Act, if applicable.

        In connection with the sale of securities offered with this prospectus, underwriters, dealers or agents may receive compensation from Arch Capital, Arch US, the selling shareholders or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with Arch Capital or Arch US, or perform services for Arch Capital or Arch US, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the National Association of Securities Dealers participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

        Selling shareholders, underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise effect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

        Arch Capital, Arch US and/or the selling shareholders may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

        Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act, which requirements may be satisfied through the application of Rule 153 under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the securities will be passed upon for us and Arch US by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers, Dill & Pearman, Hamilton, Bermuda.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United Stated federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$68,713
Printing and engraving expenses	75,000
Legal fees and expenses	500,000
Accounting fees and expenses	100,000
Rating Agency fees and expenses	350,000
Trustees and transfer agents fees	75,000
Miscellaneous	31,287

Total	$1,200,000	*

*
All expenses, except the SEC registration fee, are estimated.

Item 15. Indemnification of Directors and Officers.

  Arch Capital Group Ltd.

        Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

        The Arch Capital Group Ltd. bye-laws provide for it to indemnify our officers, directors and employees to the fullest extent permitted by law.

        The Arch Capital Group Ltd. bye-laws also provide that expenses (including attorneys' fees) incurred by one of its officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by it in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us pursuant to Bermuda law.

        The Arch Capital Group Ltd. bye-laws also provide that its officers and directors will not be personally liable to them or their shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda Law. Arch Capital Group Ltd. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

  Arch Capital Group (U.S.) Inc.

        The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (the "Charter") provide for indemnification of the directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Charter provides that Arch Capital (U.S.) Inc. shall indemnify its officers, directors and employees, and such agents as its Board of Directors may designate, and advance expenses in connection therewith to the fullest extent permitted by the General Corporation Law of Delaware.

        Arch Capital Group (U.S.) Inc. maintains directors' and officers' liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Item 16. Exhibits.

        See Exhibit Index immediately preceding the Exhibits.

Item 17. Undertakings.

        THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (6)
  For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on November 3, 2003.

ARCH CAPITAL GROUP LTD.
By:	/s/ Constantine Iordanou Name: Constantine Iordanou Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Constantine Iordanou Constantine Iordanou	President and Chief Executive Officer (Principal Executive Officer) and Director	November 3, 2003
/s/ John D. Vollaro John D. Vollaro	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2003
*	Chairman and Director	November 3, 2003
Robert Clements
*	Director	November 3, 2003
Peter A. Appel
*	Director	November 3, 2003
Wolfe H. Bragin
*	Director	November 3, 2003
John L. Bunce, Jr.
*	Director	November 3, 2003
Sean D. Carney
*	Director	November 3, 2003
Paul B. Ingrey

Signature	Title	Date

*	Director	November 3, 2003
Kewsong Lee
*	Director	November 3, 2003
James J. Meenaghan
*	Vice Chairman and Director	November 3, 2003
John M. Pasquesi
*	Director	November 3, 2003
David R. Tunnell
*	Director	November 3, 2003
Robert F. Works
*By:	/s/ Constantine Iordanou Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Arch Capital Group (U.S.) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2003.

ARCH CAPITAL GROUP (U.S.) INC.
By:	/s/ Ralph E. Jones, III Name: Ralph E. Jones, III Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph E. Jones, III Ralph E. Jones, III	President and Chief Executive Officer (Principal Executive Officer) and Director of Arch Capital Group (U.S.) Inc.	November 3, 2003
/s/ Fred Eichler Fred Eichler	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Arch Capital Group (U.S.) Inc.	November 3, 2003
/s/ Robert Clements Robert Clements	Chairman and Director of Arch Capital Group (U.S.) Inc.	November 3, 2003
/s/ Paul B. Ingrey Paul B. Ingrey	Director of Arch Capital Group (U.S.) Inc.	November 3, 2003
/s/ Constantine Iordanou Constantine Iordanou	Director of Arch Capital Group (U.S.) Inc.	November 3, 2003
*By:	/s/ Constantine Iordanou Attorney-in-fact

EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement (Arch Capital Group Ltd. Equity).
1.2*	Form of Underwriting Agreement (Arch Capital Group Ltd. Debt).
1.3*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Contracts).
1.4*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Units).
1.5*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Senior Debt Securities)
3.1	Memorandum of Association of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.)
3.2	Bye-laws of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.'s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.)
3.3	Form of Amended and Restated Bye-law 45 and Bye-law 75. (Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. as filed with the SEC on January 4, 2002.)
3.4	Certificate of Designations of Series A Convertible Preference Shares. (Incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. as filed with the SEC on January 4, 2002.)
3.5**	Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc.
3.6**	By-laws of Arch Capital Group (U.S.) Inc.
4.1	Specimen Common Share Certificate. (Incorporated by reference to the annual report on Form 10-K/A of Arch Capital Group Ltd. for the year ended December 31, 2000, as filed with the SEC on August 10, 2001.)
4.2**	Form of Arch Capital Group Ltd. Senior Debt Securities Indenture.
4.3**	Form of Arch Capital Group Ltd. Senior Debt Security (included as part of Exhibit 4.2).
4.4**	Form of Arch Capital Group Ltd. Subordinated Debt Securities Indenture.
4.5**	Form of Arch Capital Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.4).
4.6*	Form of Arch Capital Group Ltd. Standard Share Warrant Agreement.
4.7*	Form of Arch Capital Group Ltd. Standard Share Warrant Certificate (included as part of Exhibit 4.6).
4.8*	Form of Arch Capital Group Ltd. Standard Debt Warrant Agreement.
4.9*	Form of Arch Capital Group Ltd. Standard Debt Warrant Certificate (included as part of Exhibit 4.8).
4.10**	Form of Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture.
4.11**	Form of Arch Capital Group (U.S.) Inc. Senior Debt Security (included as part of Exhibit 4.10).
4.12*	Form of Depositary Agreement.
4.13*	Form of Standard Share Purchase Contract Agreement.
4.14	Shareholders Agreement, dated as of November 20, 2001, among Arch Capital Group Ltd. and the shareholders party thereto, conformed to reflect amendments dated as of January 3, 2002, March 15, 2002 and September 16, 2002. (Incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2002, as filed with the SEC on March 31, 2003).
4.15	Subscription Agreement, dated as of October 24, 2001, between Arch Capital Group Ltd. and the purchasers party thereto, conformed to reflect amendments dated as of November 20, 2001, January 3, 2002, March 15, 2002 and January 20, 2003. (Incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2002, as filed with the SEC on March 31, 2003).
5.1*	Opinion of Conyers Dill & Pearman.
5.2*	Opinion of Cahill Gordon & Reindel LLP.
23.1*	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).
23.2*	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2).

Exhibit Number	Description
23.3**	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of Arch Capital Group Ltd.
24.1**	Power of Attorney for Arch Capital Group Ltd.
24.2**	Power of Attorney for Arch Capital (U.S.) Group Inc.
25.1*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Senior Debt Securities Indenture, Arch Capital Group Ltd. Subordinated Debt Securities Indenture).
25.2*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture).
25.3*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt of Arch Capital Group (U.S.) Inc.).

*
To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

**
Filed herewith.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
ARCH CAPITAL GROUP LTD.
ARCH CAPITAL GROUP (U.S.) INC.
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL
DESCRIPTION OF ARCH CAPITAL COMMON SHARES
DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES
DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES
DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF ARCH CAPITAL SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. SENIOR DEBT SECURITIES
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBITS